SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED APRIL 26, 2002
(To Prospectus dated December 14, 2001)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                  Asset-Backed Certificates, Series 2002-BC2
                              __________________

The Class A Certificates
represent obligations of        The Class A Certificates
the trust only and do not
represent an interest in        o    This supplement relates to the offering
or obligation of CWABS,              of the Class A Certificates of the
Inc., Countrywide Home               series referenced above. This supplement
Loans, Inc., Countrywide             does not contain complete information
Home Loans Servicing LP              about the offering of the Class A
or any of their                      Certificates. Additional information is
affiliates.                          contained in the prospectus supplement
                                     dated April 26, 2002 prepared in
This supplement may be               connection with the offering of the
used to offer and sell               offered certificates of the series
the offered certificates             referenced above and in the prospectus
only if accompanied by               of the depositor dated December 14,
the prospectus supplement            2001. You are urged to read this
and the prospectus.                  supplement, the prospectus supplement
                                     and the prospectus in full.

                                o    As of May 25, 2004, the certificate
                                     principal balance of the Class A
                                     Certificates was approximately
                                     $152,303,827.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 4, 2004

                               THE MORTGAGE POOL

     As of May 1, 2004 (the "Reference Date"), the Mortgage Pool included approximately 1,499 Mortgage Loans having an aggregate Stated Principal Balance of approximately $184,262,168.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.


                                                                                                As of May 1, 2004
                                                                                          ------------------------------
Total Number of Mortgage Loans...................................................             1,499
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                 4.74%
         60-89 days..............................................................                 1.13%
         90+ days or more (excluding pending foreclosures).......................                 1.67%
                                                                                                  -----
         Total Delinquencies.....................................................                 7.54%
                                                                                                  =====
Foreclosures Pending.............................................................                 4.47%
                                                                                                  -----
Total Delinquencies and foreclosures pending.....................................                12.01%
                                                                                                 ======

______________
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Thirty nine (39) of the Mortgage Loans have been converted and are, as of the Reference Date, REO loans. As of the Reference Date, cumulative realized losses on the Mortgage Loans equaled approximately $957,964.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                           Delinquency and Foreclosure Experience
                                         -----------------------------------------------------------------------
                                               As of December 31, 2000               As of December 31, 2001
                                         ------------------------------------  ---------------------------------
                                          Principal Balance      Percentage     Principal Balance    Percentage
                                         ------------------------------------  ---------------------------------
Total Portfolio                           $7,867,335,642.62       100.00%       $9,081,242,926.99     100.00%
Delinquency Percentage
30-59 Days                                  $617,079,497.93         7.84%         $806,843,594.55       8.88%
60-89 Days                                   209,082,975.61         2.66%          255,443,513.99       2.81%
90+ Days                                      87,295,342.66         1.11%          103,605,792.49       1.14%
                                         --------------------- --------------  --------------------- -----------
Sub-Total                                   $913,457,816.20        11.61%       $1,165,892,900.03      12.84%
                                         --------------------- --------------  --------------------- -----------
Foreclosure Rate                            $231,465,019.95         2.94%         $356,652,093.38       3.93%
Bankruptcy Rate                             $109,183,964.35         1.39%         $232,679,880.26       2.56%

                                                           Delinquency and Foreclosure Experience
                                         -----------------------------------------------------------------------
                                               As of December 31, 2002         As of December 31, 2003
                                         ------------------------------------  ---------------------------------
                                          Principal Balance      Percentage     Principal Balance    Percentage
                                         ------------------------------------  ---------------------------------
Total Portfolio                          $10,499,524,957.75       100.00%      $20,666,799,653.23     100.00%
Delinquency Percentage
30-59 Days                                  $776,262,182.66         7.39%        1,237,075,952.99       5.99%
60-89 Days                                   272,447,833.46         2.59%          369,166,558.52       1.79%
90+ Days                                    $112,192,108.56         1.07%          101,415,871.40        .49%
                                         --------------------- --------------  --------------------- -----------
Sub-Total                                 $1,160,902,124.68        11.06%       $1,707,668,382.91       8.26%
                                         --------------------- --------------  --------------------- -----------
Foreclosure Rate                            $277,872,737.06         2.65%          322,168,334.41       1.56%
Bankruptcy Rate                             $293,013,840.50         2.79%          305,504,468.46       1.48%

                                              Delinquency and Foreclosure
                                                      Experience
                                         ------------------------------------
                                                 As of March 31, 2004
                                         ------------------------------------
                                          Principal Balance      Percentage
                                         ------------------------------------
Total Portfolio                           $29,161,649,073         100.00%
Delinquency Percentage
30-59 Days                                 $1,421,444,465           4.87%
60-89 Days                                    434,720,503           1.49%
90+ Days                                      158,310,237           0.54%
                                         --------------------- --------------
Sub-Total                                  $2,014,475,205           6.91%
                                         --------------------- --------------
Foreclosure Rate                             $385,837,835           1.32%
Bankruptcy Rate                              $384,005,661           1.32%


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                    DESCRIPTION OF THE CLASS A CERTIFICATES

     The Class A Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of May 25, 2004 (the "Certificate Date"), the Certificate Principal Balance of the Class A Certificates was approximately $152,303,827 evidencing a beneficial ownership interest of approximately 82.62% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $32,042,136 and evidenced in the aggregate a beneficial ownership interest of approximately 17.38% in the Trust Fund. For additional information with respect to the Class A Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the same calendar month following the Reference Date, in accordance with the payment priorities defined herein;
(iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.62% per annum, and the level of One-Month LIBOR remains constant at 1.13% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is June 4, 2004;
(viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and
(b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes prepayment rates of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a constant prepayment rate of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum. The Prepayment Models used in this Prospectus Supplement are 23% PV for the Fixed Rate Mortgage Loans and 30% CPR for the Adjustable Rate Mortgage Loans.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

             Percent of Certificate Principal Balance Outstanding

Adjustable  Rate  Mortgage  Loans  -        0%             80%             100%             150%            200%
(Percentages   of   the   Prepayment        --             ---             ----             ----            ----
Model)
         Distribution Date
         -----------------
Initial Percent..................          100             100              100             100             100
May 25, 2005.....................           99              74              68               52              36
May 25, 2006.....................           99              62              53               35              20
May 25, 2007.....................           99              47              38               20              9
May 25, 2008.....................           99              36              27               12              4
May 25, 2009.....................           98              28              19               7               2
May 25, 2010.....................           96              21              14               4               1
May 25, 2011.....................           94              16              10               2               0
May 25, 2012.....................           92              12               7               1               0
May 25, 2013.....................           90              9                5               1               0
May 25, 2014.....................           88              7                4               1               0
May 25, 2015.....................           85              5                3               0               0
May 25, 2016.....................           82              4                2               0               0
May 25, 2017.....................           78              3                1               0               0
May 25, 2018.....................           75              2                1               0               0
May 25, 2019.....................           72              2                1               0               0
May 25, 2020.....................           69              1                0               0               0
May 25, 2021.....................           65              1                0               0               0
May 25, 2022.....................           61              1                0               0               0
May 25, 2023.....................           57              1                0               0               0
May 25, 2024.....................           52              0                0               0               0
May 25, 2025.....................           47              0                0               0               0
May 25, 2026.....................           42              0                0               0               0
May 25, 2027.....................           36              0                0               0               0
May 25, 2028.....................           30              0                0               0               0
May 25, 2029.....................           23              0                0               0               0
May 25, 2030.....................           15              0                0               0               0
May 25, 2031.....................           7               0                0               0               0
May 25, 2032.....................           0               0                0               0               0
Weighted Average Life (years)(1).         19.01            3.86            3.03             1.84            1.19
Weighted Average Life (years)(1)(2)       18.49            2.81            2.18             1.29            0.82

                __________________________
                (1) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.
                (2) To the Optional Termination Date

                MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex B of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class A Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, if the conditions for application of the Exemption described in the Prospectus are met.

     Although the Exemption has been amended since June, 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class A Certificates.

                                    RATINGS

     The Class A Certificates are currently rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class A Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Loans in the Mortgage Pool
(As of the Reference Date)


Combined Adjustable Rate Mortgage Loan and Fixed Mortgage   Loan Characteristics               Range
                                                                                               -----
Total Number of Loans                                                  1,499
Aggregate Principal Balance                                     $184,262,168
Average Principal Balance                                           $122,923            $16,013 to $584,388
Weighted Average Mortgage Rate                                         8.713%            8.713% to 13.15%
Weighted Average Original Term to Maturity (months)                      348                120 to 360
Weighted Average Remaining Term to Maturity (months)                     321                 92 to 337
Weighted Average Loan-to-Value Ratio                                   81.46%            12.80% to 95.00%
Weighted Average FICO Credit Score                                       620


Adjustable Rate Mortgage Loan Characteristics
Weighted Average Gross Margin                                           7.04%            3.875% to 12.32%
Weighted Average Maximum Mortgage Rate                                 15.09%           11.990% to 19.74%
Weighted Average Minimum Mortgage Rate                                  8.52%            4.250% to 12.81%
Weighted Average Initial Periodic Rate Cap                              2.37%            1.000% to 3.00%
Weighted Average Subsequent Periodic Rate Cap                           1.16%            1.000% to 3.00%


Mortgage Loan Programs

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Loan Programs                             Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                     1                      $56,981                         0.03 %
2/28 Six-Month LIBOR                              671                  $83,732,422                        45.44
3/27 Six-Month LIBOR                              333                  $46,846,129                        25.42
5/25 Six-Month LIBOR                                1                      $71,240                         0.04
FIXED 10YR                                          4                     $202,370                         0.11
FIXED 15YR                                         75                   $5,803,940                         3.15
FIXED 20YR                                         24                   $2,052,944                         1.11
FIXED 25YR                                          2                     $495,019                         0.27
FIXED 30YR                                        337                  $40,576,143                        22.02
FIXED 30/15 Year Balloon                           51                   $4,424,980                         2.40
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================



Mortgage Loan Principal Balances

                                                                                                  Percentage of
Range of Mortgage Loan                         Number of          Aggregate Principal       Aggregate Principal
Principal Balances ($)                    Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
$0 - $25000                                         8                     $170,421                         0.09 %
$25000.01 - $50000                                153                   $6,263,372                         3.40
$50000.01 - $75000                                293                  $18,432,788                        10.00
$75000.01 - $100000                               283                  $24,614,632                        13.36
$100000.01 - $ 150000                             378                  $46,055,703                        24.99
$150000.01 - $ 200000                             173                  $29,384,362                        15.95
$200000.01 - $ 250000                              92                  $20,038,690                        10.88
$250000.01 - $ 300000                              44                  $12,105,475                         6.57
$300000.01 - $ 350000                              35                  $11,146,014                         6.05
$350000.01 - $ 400000                              28                  $10,353,914                         5.62
$400000.01 - $ 450000                               3                   $1,222,813                         0.66
$450000.01 - $ 500000                               7                   $3,357,430                         1.82
$500000.01 - $ 550000                               1                     $532,166                         0.29
$550000.01 - $ 600000                               1                     $584,388                         0.32
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================


Mortgage Rates


                                                                                                  Percentage of
Range of Mortgage                              Number of          Aggregate Principal       Aggregate Principal
Rates (%)                                 Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                       9                   $1,285,698                         0.70 %
6.001 - 6.500                                      15                   $2,643,251                         1.43
6.501 - 7.000                                      57                   $9,448,635                         5.13
7.001 - 7.500                                     126                  $19,638,984                        10.66
7.501 - 8.000                                     202                  $30,483,727                        16.54
8.001 - 8.500                                     184                  $25,088,822                        13.62
8.501 - 9.000                                     252                  $32,409,503                        17.59
9.001 - 9.500                                     172                  $19,077,828                        10.35
9.501 - 10.000                                    182                  $18,084,740                         9.81
10.001 - 10.500                                   109                   $9,947,524                         5.40
10.501 - 11.000                                   102                   $9,441,687                         5.12
11.001 - 11.500                                    41                   $2,987,094                         1.62
11.501 - 12.000                                    25                   $1,792,221                         0.97
12.001 - 12.500                                    15                   $1,325,022                         0.72
12.501 - 13.000                                     6                     $449,260                         0.24
13.001 - 13.500                                     2                     $158,175                         0.09
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================




Remaining Term to Maturity

                                                                                                  Percentage of
Range of Remaining Term                        Number of          Aggregate Principal       Aggregate Principal
to Maturity (Months)                      Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
1 - 120                                             4                     $202,370                         0.11 %
121 - 180                                         126                  $10,228,920                         5.55
181 - 300                                          26                   $2,547,964                         1.38
301 - 360                                       1,343                 $171,282,915                        92.96
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================


Original Loan-to-Value Ratios

                                                                                                  Percentage of
Range of Original                              Number of          Aggregate Principal       Aggregate Principal
Loan-to-Value Ratios (%)                  Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
50.00 or Less                                      46                   $2,982,172                         1.86 %
50.01-55.00                                        14                   $1,735,377                         0.92
55.01-60.00                                        22                   $2,589,910                         1.75
60.01-65.00                                        39                   $5,099,605                         2.65
65.01-70.00                                        61                   $5,881,898                         3.98
70.01-75.00                                       140                  $16,037,325                         8.67
75.01-80.00                                       466                  $60,859,324                        33.75
80.01-85.00                                       270                  $33,031,846                        17.66
85.01-90.00                                       336                  $41,577,249                        21.29
90.01-95.00                                       105                  $14,467,462                         7.48
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================



Geographic Distribution

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
State                                     Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
Alabama                                            10                     $691,597                         0.38 %
Arizona                                            48                   $5,063,527                         2.75
Arkansas                                           19                   $1,059,636                         0.58
California                                        153                  $30,816,101                        16.72
Colorado                                           49                   $7,920,380                         4.30
Connecticut                                        12                   $1,776,979                         0.96
Delaware                                            8                   $1,013,906                         0.55
District of Columbia                                2                     $636,967                         0.35
Florida                                           108                  $12,315,392                         6.68
Georgia                                            90                  $11,285,679                         6.12
Hawaii                                              5                   $1,681,619                         0.91
Idaho                                               5                     $604,584                         0.33
Illinois                                          102                  $13,868,610                         7.53
Indiana                                            71                   $7,117,783                         3.86
Iowa                                                2                     $139,729                         0.08
Kansas                                              7                     $838,107                         0.45
Kentucky                                           25                   $2,437,871                         1.32
Louisiana                                          12                   $1,109,862                         0.60
Maryland                                           14                   $2,304,227                         1.25
Massachussetts                                     17                   $2,666,694                         1.45
Michigan                                           74                   $7,612,372                         4.13
Minnesota                                          17                   $2,564,340                         1.39
Mississippi                                        12                     $658,786                         0.36
Missouri                                           39                   $3,466,084                         1.88
Montana                                             1                      $50,299                         0.03
Nebraska                                           10                     $751,193                         0.41
Nevada                                              8                   $1,095,684                         0.59
New Hampshire                                       5                     $479,542                         0.26
New Jersey                                         22                   $3,691,665                         2.00
New Mexico                                          6                     $642,435                         0.35
New York                                           21                   $3,754,406                         2.04
North Carolina                                     49                   $4,514,173                         2.45
Ohio                                              131                  $12,731,225                         6.91
Oklahoma                                           11                     $789,388                         0.43
Oregon                                             23                   $3,230,685                         1.75
Pennsylvania                                       74                   $7,680,292                         4.17
Rhode Island                                        6                     $815,410                         0.44
South Carolina                                     19                   $2,255,559                         1.22
South Dakota                                        1                     $136,947                         0.07
Tennessee                                          41                   $3,523,279                         1.91
Texas                                              81                   $8,411,524                         4.56
Utah                                               11                   $1,436,127                         0.78
Virginia                                           39                   $4,172,854                         2.26
Washington                                         12                   $1,863,955                         1.01
West Virginia                                      12                   $1,030,548                         0.56
Wisconsin                                          15                   $1,554,146                         0.84
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================


FICO Credit Scores

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Range of FICO Credit Scores               Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
801 - 820                                           2                     $118,612                         0.06 %
781 - 800                                           9                     $953,901                         0.52
761 - 780                                          12                   $1,915,370                         1.04
741 - 760                                          26                   $3,543,553                         1.92
721 - 740                                          39                   $5,347,881                         2.90
701 - 720                                          49                   $8,332,289                         4.52
681 - 700                                          46                   $6,392,225                         3.47
661 - 680                                         109                  $16,067,412                         8.72
641 - 660                                         147                  $18,845,011                        10.23
621 - 640                                         181                  $22,347,808                        12.13
601 - 620                                         220                  $26,647,523                        14.46
581 - 600                                         197                  $22,887,044                        12.42
561 - 580                                         166                  $19,156,285                        10.40
541 - 560                                         167                  $17,734,889                         9.62
521 - 540                                          97                  $10,426,884                         5.66
501 - 520                                          32                   $3,545,481                         1.92
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================



Types of Mortgaged Properties

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Property Types                            Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
Single-Family Detached                          1,246                 $150,215,729                        82.00 %
Planned Unit Development                           87                  $14,064,214                         7.63
Two Family Home                                    49                   $5,666,974                         3.08
Low Rise Condominium                               51                   $5,382,350                         2.92
Four Family Home                                   14                   $2,614,113                         1.42
Manufactured Housing (1)                           26                   $1,779,227                         0.04
Three Family Home                                   8                   $1,539,150                         0.84
Single-Family Attached                              9                   $1,527,708                         0.83
High Rise Condominium                               6                   $1,178,137                         0.64
Townhouse                                           3                     $294,567                         0.16
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================




(1) Treated as Real Property




Purpose of Mortgage Loans

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Property Types                            Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
Refinance (Cash-Out)                              985                 $118,541,472                        64.33 %
Purchase                                          323                  $42,450,286                        23.04
Refinance (Rate/Term)                             191                  $23,270,409                        12.63
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================



Occupancy Types of the Mortgage Loans

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Occupancy Type                            Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
Owner Occupied                                  1,374                 $171,484,777                        93.07 %
Non-Owner Occupied                                120                  $12,358,499                         6.71
Second Home                                         5                     $418,893                         0.23
---------------------------------------------------------------------------------------------------------------
Total                                           1,499                 $184,262,168                       100.00 %
===============================================================================================================




Gross Margin
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Range of Gross Margins (%)                Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
3.001 - 4.000                                       1                     $193,520                         0.15 %
4.001 - 5.000                                      38                   $6,604,988                         5.05
5.001 - 6.000                                     158                  $24,649,475                        18.86
6.001 - 7.000                                     326                  $43,808,330                        33.52
7.001 - 8.000                                     232                  $27,963,590                        21.39
8.001 - 9.000                                     139                  $14,665,892                        11.22
9.001 - 10.000                                     90                  $10,564,086                         8.08
10.001 - 11.000                                    18                   $1,802,733                         1.38
11.001 - 12.000                                     2                     $256,709                         0.20
12.001 - 13.000                                     2                     $197,449                         0.15
---------------------------------------------------------------------------------------------------------------
Total                                           1,006                 $130,706,772                       100.00 %
===============================================================================================================


Subsequent Adjustment Date
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                  Percentage of
Subsequent Adjustment                          Number of          Aggregate Principal       Aggregate Principal
Date                                      Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
June-2004                                          18                   $2,526,436                         1.93 %
July-2004                                          52                   $7,626,738                         5.83
August-2004                                       191                  $20,800,408                        15.91
September-2004                                    241                  $31,015,280                        23.73
October-2004                                      146                  $18,952,391                        14.50
November-2004                                      50                   $6,706,571                         5.13
December-2004                                      17                   $2,490,292                         1.91
January-2005                                       60                   $9,172,724                         7.02
February-2005                                     157                  $19,953,614                        15.27
March-2005                                         55                   $8,272,520                         6.33
April-2005                                         11                   $1,916,349                         1.47
May-2005                                            6                     $892,827                         0.68
June-2005                                           1                     $309,382                         0.24
January-2007                                        1                      $71,240                         0.05
---------------------------------------------------------------------------------------------------------------
Total                                           1,006                 $130,706,772                       100.00 %
===============================================================================================================




Range of Maximum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                  Percentage of
Range of Maximum                          Number of               Aggregate Principal       Aggregate Principal
Mortgage Rates (%)                        Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
11.501 - 12.000                                     2                     $299,591                         0.23 %
12.001 - 12.500                                     8                   $1,172,079                         0.90
12.501 - 13.000                                    35                   $5,598,521                         4.28
13.001 - 13.500                                    41                   $6,334,865                         4.85
13.501 - 14.000                                    80                  $13,432,861                        10.28
14.001 - 14.500                                   108                  $16,837,852                        12.88
14.501 - 15.000                                   185                  $26,636,438                        20.38
15.001 - 15.500                                   129                  $15,191,057                        11.62
15.501 - 16.000                                   168                  $20,590,485                        15.75
16.001 - 16.500                                    82                   $9,746,131                         7.46
16.501 - 17.000                                    75                   $7,679,319                         5.88
17.000 - 17.500                                    40                   $3,028,356                         2.32
17.501 - 18.000                                    27                   $2,261,433                         1.73
18.001 - 18.500                                    12                     $866,623                         0.66
18.501 - 19.000                                    12                     $956,484                         0.73
19.001 - 19.500                                     1                      $27,768                         0.02
19.501 - 20.000                                     1                      $46,909                         0.04
---------------------------------------------------------------------------------------------------------------
Total                                           1,006                 $130,706,772                       100.00 %
===============================================================================================================


Initial Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                                  Percentage of
Initial Periodic Rate                          Number of          Aggregate Principal       Aggregate Principal
Cap (%)                                   Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
1.00                                               11                   $1,381,538                         1.06 %
1.50                                              307                  $42,227,634                        32.31
2.00                                              101                  $15,783,721                        12.08
3.00                                              587                  $71,313,879                        54.56
---------------------------------------------------------------------------------------------------------------
Total                                           1,006                 $130,706,772                       100.00 %
===============================================================================================================





Subsequent Periodic Rate Cap
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)

                                                                                                  Percentage of
Subsequent Periodic Rate                       Number of          Aggregate Principal       Aggregate Principal
Cap (%)                                   Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
1.00                                              704                  $89,594,779                        68.55 %
1.50                                              296                  $40,656,126                        31.10
3.00                                                6                     $455,868                         0.35
---------------------------------------------------------------------------------------------------------------
Total                                           1,006                 $130,706,772                       100.00 %
===============================================================================================================



Range of Minimum Mortgage Rates
(For the Adjustable Rate Loans in the Mortgage Pool as of the Reference Date)


                                                                                                  Percentage of
Range of Minimum Mortgage                      Number of          Aggregate Principal       Aggregate Principal
Rates (%)                                 Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
5.000 or Less                                       5                     $776,273                         0.55 %
5.001 - 6.000                                      15                   $2,405,592                         1.84
6.001 - 7.000                                      68                  $10,703,088                         8.19
7.001 - 8.000                                     230                  $37,261,816                        28.51
8.001 - 9.000                                     319                  $41,513,254                        31.76
9.001 - 10.000                                    221                  $25,306,790                        19.36
10.001 - 11.000                                   108                   $9,616,708                         7.36
11.001 - 12.000                                    30                   $2,392,861                         1.83
12.001 - 13.000                                    10                     $730,389                         0.56
---------------------------------------------------------------------------------------------------------------
Total                                           1,006                 $130,706,772                       100.00 %
===============================================================================================================


Credit Grade Categories

                                                                                                  Percentage of
                                               Number of          Aggregate Principal       Aggregate Principal
Credit Grade                              Mortgage Loans          Balance Outstanding       Balance Outstanding
---------------------------------------------------------------------------------------------------------------
A                                                 845                 $111,656,461                     60.6000% %
A-                                                247                  $29,725,220                     16.1300%
B                                                 277                  $28,762,578                     15.6100%
C                                                 114                  $12,720,012                      6.9000%
C-                                                 13                   $1,096,123                      0.5900%
D                                                   3                     $301,775                      0.1600%
---------------------------------------------------------------------------------------------------------------
Total                                             1,499               $184,262,168                      100.00 %
===============================================================================================================

                                   EXHIBIT 2

       THE                                            Distribution Date: 5/25/04
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2

                 Certificateholder Monthly Distribution Summary

                                                  Certificate                            Pass
                                    Class             Rate           Beginning         Through           Principal
Class             Cusip          Description          Type            Balance          Rate (%)        Distribution
-----           ---------        -----------      -----------      --------------      --------       ---------------
  A             126671PY6          Senior         Var-Act/360      172,416,070.51         1.370        20,160,468.50
 AIO            126671QF6         Strip IO         Var-30/360      204,589,224.85         5.168                 0.00
  M1            126671PZ3          Senior         Var-Act/360       10,175,000.00        17.750                 0.00
  M2            126671QA7          Senior         Var-Act/360        8,250,000.00         2.250                 0.00
  B1            126671QB5          Senior         Var-Act/360        5,225,000.00         2.950                 0.00
  B2            126671QC3          Senior         Var-Act/360        4,950,000.00         5.100                 0.00
  B3            126671QD1          Senior         Var-Act/360        2,200,000.00         5.100                 0.00
  B4            126671QE9          Senior         Var-Act/360        1,373,154.33         5.100                 0.00
  P             126671QH2          Senior          Fix-30/360              100.00         0.000                 0.00
  AR            126671QG4          Senior          Fix-30/360                0.00         0.000                 0.00
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

Totals                                                             204,589,324.84                      20,160,468.50
=====================================================================================================================


                                                    Current                           Cumulative
                 Interest           Total           Realized          Ending           Realized
Class          Distribution     Distribution         Losses           Balance           Losses
-----          ------------     ------------       -----------     --------------     -----------
  A              190,280.29     20,350,748.79            0.00      152,303,827.41            0.00
 AIO             881,609.99        881,609.99            0.00      184,297,637.80            0.00
  M1              14,343.92         14,343.92            0.00       10,175,000.00            0.00
  M2              14,953.12         14,953.12            0.00        8,250,000.00            0.00
  B1              12,416.63         12,416.63            0.00        5,225,000.00            0.00
  B2              20,336.25         20,336.25            0.00        4,950,000.00            0.00
  B3               9,038.33          9,038.33            0.00        2,200,000.00            0.00
  B4               5,641.38          5,641.38      131,118.47        1,242,035.86      957,964.14
  P              171,120.67        171,120.67            0.00              100.00            0.00
  AR                   0.00              0.00            0.00                0.00            0.00
---------------------------------------------------------------------------------------------------------------------

=====================================================================================================================

Totals         1,319,740.59     21,480,209.09      131,118.47      184,345,963.27      957,964.14
=====================================================================================================================

       THE                                            Distribution Date: 5/25/04
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2

                        Principal Distribution Detail


                                  Original         Beginning         Scheduled
                                 Certificate      Certificate        Principal        Accretion
Class             Cusip            Balance          Balance        Distribution       Principal
-----           ---------       --------------   --------------    -------------      ---------
  A             126671PY6       517,000,000.00   172,416,070.51    20,160,468.50           0
 AIO            126671QF6       550,000,100.00   204,589,224.85             0.00           0
  M1            126671PZ3        10,175,000.00    10,175,000.00             0.00           0
  M2            126671QA7         8,250,000.00     8,250,000.00             0.00           0
  B1            126671QB5         5,225,000.00     5,225,000.00             0.00           0
  B2            126671QC3         4,950,000.00     4,950,000.00             0.00           0
  B3            126671QD1         2,200,000.00     2,200,000.00             0.00           0
  B4            126671QE9         2,200,000.00     1,373,154.33             0.00           0
  P             126671QH2               100.00           100.00             0.00           0
  AR            126671QG4               100.00             0.00             0.00           0
===================================================================================================

---------------------------------------------------------------------------------------------------

Totals                          550,000,200.00   204,589,324.84     20,160,468.50          0

---------------------------------------------------------------------------------------------------



               Unscheduled           Net            Current           Ending            Ending
                Prinicpal         Principal         Realized        Certificate      Certificate
Class          Adjustments      Distribution         Losses           Balance           Factor
-----          -----------      --------------   --------------    --------------    -------------
  A                 0.00         20,160,468.50           0.00      152,303,827.41    0.29459154238
 AIO                0.00                  0.00           0.00      184,297,637.80    0.33508655326
  M1                0.00                  0.00           0.00       10,175,000.00    1.00000000000
  M2                0.00                  0.00           0.00        8,250,000.00    1.00000000000
  B1                0.00                  0.00           0.00        5,225,000.00    1.00000000000
  B2                0.00                  0.00           0.00        4,950,000.00    1.00000000000
  B3                0.00                  0.00           0.00        2,200,000.00    1.00000000000
  B4                0.00                  0.00     131,118.47        1,242,035.86    0.56456175455
  P                 0.00                  0.00           0.00              100.00    1.00000000000
  AR                0.00                  0.00           0.00                0.00    0.00000000000
===================================================================================================

---------------------------------------------------------------------------------------------------

Totals              0.00         20,160,468.50     131,118.47      184,345,963.27

---------------------------------------------------------------------------------------------------

       THE                                            Distribution Date: 5/25/04
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2

                         Interest Distribution Detail

                Beginning           Pass            Accrued         Cumulative
               Certificate         Through          Optimal           Unpaid           Deferred
Class            Balance          Rate (%)          Interest         Interest          Interest
-----         --------------   -------------     --------------    -------------      ---------
  A           172,416,070.51      1.370000         190,280.29               0.00         0.00
 AIO          204,589,224.85      5.168795         881,609.99      13,907,062.47         0.00
  M1           10,175,000.00      1.750000          14,343.92               0.00         0.00
  M2            8,250,000.00      2.250000          14,953.12               0.00         0.00
  B1            5,225,000.00      2.950000          12,416.63               0.00         0.00
  B2            4,950,000.00      5.100000          20,336.25               0.00         0.00
  B3            2,200,000.00      5.100000           9,038.33               0.00         0.00
  B4            1,373,154.33      5.100000           5,641.38          40,327.93         0.00
  P                   100.00      0.000000               0.00               0.00         0.00
  AR                    0.00      0.000000               0.00               0.00         0.00
===================================================================================================

---------------------------------------------------------------------------------------------------

Totals        204,589,324.84                       1,148,619.92     13,947,390.40        0.00

---------------------------------------------------------------------------------------------------


                  Total              Net          Unscheduled
                 Interest        Prepayment         Interest         Interest
Class              Due          Int Shortfall      Adjustment          Paid
-----         --------------   -------------     --------------    -------------

  A             190,280.29           0.00             0.00           190,280.29
 AIO            881,609.99           0.00             0.00           881,609.99
  M1             14,343.92           0.00             0.00            14,343.92
  M2             14,953.12           0.00             0.00            14,953.12
  B1             12,416.63           0.00             0.00            12,416.63
  B2             20,336.25           0.00             0.00            20,336.25
  B3              9,038.33           0.00             0.00             9,038.33
  B4              5,641.38           0.00             0.00             5,641.38
  P                   0.00           0.00             0.00           171,120.67
  AR                  0.00           0.00             0.00                 0.00
================================================================================

--------------------------------------------------------------------------------

Totals        1,148,619.92           0.00             0.00         1,319,740.59

--------------------------------------------------------------------------------

       THE                                            Distribution Date: 5/25/04
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2

                          Current Payment Information
                              Factors per $1,000

                                           Original          Beginning Cert.
                                         Certificate             Notional             Principal
Class                 Cusip                Balance               Balance             Distribution
-----               ---------           --------------       ---------------         ------------
  A                 126671PY6           517,000,000.00         333.493366557         38.995103482
 AIO                126671QF6           550,000,100.00         371.980341185          0.000000000
  M1                126671PZ3            10,175,000.00       1,000.000000000          0.000000000
  M2                126671QA7             8,250,000.00       1,000.000000000          0.000000000
  B1                126671QB5             5,225,000.00       1,000.000000000          0.000000000
  B2                126671QC3             4,950,000.00       1,000.000000000          0.000000000
  B3                126671QD1             2,200,000.00       1,000.000000000          0.000000000
  B4                126671QE9             2,200,000.00         624.161059091          0.000000000
  P                 126671QH2                   100.00       1,000.000000000          0.000000000
  AR                126671QG4                   100.00           0.000000000          0.000000000
-------------------------------------------------------------------------------------------------

=================================================================================================

Totals                                  550,000,200.00         371.980455353         36.655383943

-------------------------------------------------------------------------------------------------


                                         Ending Cert.              Pass
                     Interest              Notional              Through
Class              Distribution            Balance               Rate (%)
-----          -------------------     ---------------       ---------------
  A                    0.368046985       294.591542379          1.370000
 AIO                   1.602926963       335.086553257          5.168795
  M1                   1.409721867     1,000.000000000          1.750000
  M2                   1.812500000     1,000.000000000          2.250000
  B1                   2.376388889     1,000.000000000          2.950000
  B2                   4.108333333     1,000.000000000          5.100000
  B3                   4.108333333     1,000.000000000          5.100000
  B4                   2.564261684       564.561754545          5.100000
  P            1,711,206.700000000     1,000.000000000          0.000000
  AR                   0.000000000         0.000000000          0.000000
---------------------------------------------------------------------------

===========================================================================

Totals                 2.399527473       335.174356791

---------------------------------------------------------------------------

       THE
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2



Pool Level Data
Distribution Date                                                                                                   5/25/04
Cut-off Date                                                                                                        4/ 1/02
Determination Date                                                                                                  5/ 1/04
Accrual Period 30/360                                Begin                                                          4/ 1/04
                                                     End                                                            5/ 1/04
Number of Days in 30/360 Accrual Period                                                                                  30

Accrual Period Actual Days                           Begin                                                          4/26/04
                                                     End                                                            5/25/04
Number of Days in Actual Accrual Period                                                                                  29

-------------------------------------------------------------------------------
                           Collateral Information
-------------------------------------------------------------------------------
Group 1

Cut-Off Date Balance                                                                                         550,000,100.00

Beginning Aggregate Pool Stated Principal Balance                                                            204,589,224.85
Ending Aggregate Pool Stated Principal Balance                                                               184,262,168.36

Beginning Aggregate Certificate Stated Principal Balance                                                     204,589,324.84
Ending Aggregate Certificate Stated Principal Balance                                                        184,345,963.27

Beginning Aggregate Loan Count                                                                                         1624
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                         125
Ending Aggregate Loan Count                                                                                            1499

Beginning Weighted Average Loan Rate (WAC)                                                                        8.692128%
Ending Weighted Average Loan Rate (WAC)                                                                           8.713372%

Beginning Net Weighted Average Loan Rate                                                                          8.183215%
Ending Net Weighted Average Loan Rate                                                                             8.204372%

Weighted Average Maturity (WAM) (Months)                                                                                319

Servicer Advances                                                                                                307,931.38

Aggregate Pool Prepayment                                                                                     18,706,566.73
Pool Prepayment Rate                                                                                            71.2329 CPR


       THE
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2



Certificate Account

Beginning Balance                                                                                                      0.00

Deposit
Payments of Interest and Principal                                                                            20,339,941.53
Liquidation Proceeds                                                                                           1,238,683.06
All Other Proceeds                                                                                                     0.00
Other Amounts                                                                                                          0.00
                                                                                                              -------------
Total Deposits                                                                                                21,578,624.59



Withdrawals
Reimbursement of Servicer Advances                                                                                     0.00
Payment of Master Servicer Fees                                                                                   71,231.51
Payment of Sub Servicer Fees                                                                                           0.00
Payment of Other Fees                                                                                                  0.00
Payment of Insurance Premium(s)                                                                                        0.00
Payment of Personal Mortgage Insurance                                                                           246,906.92
Other Permitted Withdrawal per the Pooling and Service Agreement                                                       0.00
Payment of Principal and Interest                                                                             21,431,606.83
                                                                                                              -------------
Total Withdrawals                                                                                             21,749,745.26

Ending Balance                                                                                                  -171,120.67




Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                                         14,014.00
Compensation for Gross PPIS from Servicing Fees                                                                   14,014.00
Other Gross PPIS Compensation                                                                                          0.00

Total Net PPIS (Non-Supported PPIS)                                                                                    0.00

       THE
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2



Master Servicing Fees Paid                                                                                        71,231.51
Sub Servicing Fees Paid                                                                                                0.00
Insurance Premium(s) Paid                                                                                              0.00
Personal Mortgage Insurance Fees Paid                                                                            246,906.92
Other Fees Paid                                                                                                        0.00
                                                                                                              -------------
Total Fees                                                                                                       318,138.43


--------------------------------------------------------------
                  Delinquency Information
--------------------------------------------------------------

Group 1


Delinquency                                        30-59 Days          60-89 Days         90+ Days                    Totals
-----------                                        ----------          ----------         --------                    ------
Scheduled Principal Balance                       8,215,307.95        1,715,105.19       3,526,362.86           13,456,776.00
Percentage of Total Pool Balance                     4.458489%           0.930796%          1.913775%               7.303060%
Number of Loans                                             71                  17                 25                     113
Percentage of Total Loans                            4.736491%           1.134089%          1.667779%               7.538359%

Foreclosure

Scheduled Principal Balance                               0.00          196,627.63       8,630,562.34            8,827,189.97
Percentage of Total Pool Balance                     0.000000%           0.106711%          4.683849%               4.790560%
Number of Loans                                              0                   2                 65                      67
Percentage of Total Loans                            0.000000%           0.133422%          4.336224%               4.469646%

Bankruptcy
----------

Scheduled Principal Balance                         343,056.21          107,850.55       9,178,251.75            9,629,158.51
Percentage of Total Pool Balance                     0.186178%           0.058531%          4.981083%               5.225792%
Number of Loans                                              3                   2                 67                      72
Percentage of Total Loans                            0.200133%           0.133422%          4.469646%               4.803202%

REO

Scheduled Principal Balance                               0.00                0.00       4,458,974.46           4,458,974.46
Percentage of Total Pool Balance                     0.000000%           0.000000%          2.419908%               2.419908%
Number of Loans                                              0                   0                 39                      39
Percentage of Total Loans                            0.000000%           0.000000%          2.601734%               2.601734%


       THE
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2


Book Value of all REO Loans                                                                                              0.00
Percentage of Total Pool Balance                                                                                    0.000000%

Current Realized Losses                                                                                            214,813.39
Additional Gains (Recoveries)/Losses                                                                        (     124,530.31)
Total Realized Losses                                                                                              975,003.43



--------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------

Protection                                                                                   Original                 Current
----------                                                                                   --------                 -------
Bankruptcy Loss                                                                                  0.00                    0.00
Bankruptcy Percentage                                                                       0.000000%               0.000000%
Credit/Fraud Loss                                                                                0.00            5,500,001.00
Credit/Fraud Loss Percentage                                                                0.000000%               2.984878%
Special Hazard Loss                                                                              0.00                    0.00
Special Hazard Loss Percentage                                                              0.000000%               0.000000%

Credit Support                                                                               Original                 Current
--------------                                                                               --------                 -------
Class A                                                                                550,000,200.00          184,345,963.27
Class A Percentage                                                                        100.000000%             100.000000%






--------------------------------------------------------------
                    Pre-Funding Account
--------------------------------------------------------------


Beginning Pre-Funding Balance                                                                                            0.00
Ending Pre-Funding Balance                                                                                               0.00


       THE
     BANK OF
       NEW
      YORK

101 Barclay St., 8W
New York, NY 10286

                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236               Asset-Backed Securities
Associate: AnnMarie Cassano
           212-815-8318                   Series 2002-BC2



--------------------------------------------------------------
                Stepdown and Trigger Events
--------------------------------------------------------------


Has the Step-down Date Been Reached? ( 1= Yes & 0 = No )                                                                    0
Has the Trigger been Tripped? ( 1 = Yes & 0 = No )                                                                          0
Has a Trigger Event Occurred? ( 1 = Yes & 0 = No )                                                                          0
